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THIS INSTRUMENT IS SUBJECT TO THE TERMS OF THE AGREEMENT FOR THE PURCHASE AND
SALE OF STOCK ("STOCK PURCHASE AGREEMENT"), DATED AS OF SEPTEMBER 23, 1997,
BY AND AMONG PROSPECT MEDICAL GROUP, INC., A CALIFORNIA PROFESSIONAL CORPORATION ("PURCHASER"), AS BUYER, SINNADURAI E. MOORTHY, M.D., KARUNYAN ARULANANTHAM, M.D. AND KARUNYAN ARULANANTHAM, M.D. AS TRUSTEE OF THE ARULANANTHAM CHARITABLE REMAINDER TRUST AND SIERRA PRIMARY CARE MEDICAL
GROUP, INC., A CALIFORNIA PROFESSIONAL CORPORATION ("COMPANY"). TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE STOCK PURCHASE AGREEMENT.

THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AND NOTE CANCELLATION AGREEMENT (THE "SUBORDINATION AND NOTE CANCELLATION AGREEMENT") DATED AS OF SEPTEMBER 25, 1997, BY AND AMONG PURCHASER, IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION ("BANK"), PROSPECT MEDICAL HOLDINGS, INC., A DELAWARE CORPORATION ("PROSPECT MEDICAL HOLDINGS"), PROSPECT MEDICAL SYSTEMS, INC., A DELAWARE CORPORATION ("MANAGER"), KARUNYAN ARULANANTHAM, M.D. AND THE HOLDER OF THIS INSTRUMENT, AND THE HOLDER OF THIS INSTRUMENT, BY HIS ACCEPTANCE HEREOF, AGREES (i) TO BE BOUND BY THE TERMS OF THE SUBORDINATION AND NOTE CANCELLATION AGREEMENT AND (ii) IN THE EVENT THAT ANY CONFLICT EXISTS BETWEEN THE TERMS OF THIS INSTRUMENT, ANY DOCUMENT EXECUTED IN CONNECTION WITH THE DELIVERY OF THIS INSTRUMENT AND THE TERMS OF THE SUBORDINATION AND NOTE CANCELLATION AGREEMENT, THE TERMS OF THE SUBORDINATION AND NOTE CANCELLATION AGREEMENT SHALL GOVERN AND BE CONTROLLING.

                              CONTINGENT PROMISSORY NOTE

$1,125,000                                                    September 25, 1997
                                                         Los Angeles, California

     For value received, the undersigned Purchaser promises to pay to Sinnadurai E. Moorthy, M.D. ("Holder"), at 44725 10th Street West, Suite 250, Lancaster, CA 93534, or at such other place as Holder may from time to time designate, the principal sum of One Million One Hundred Twenty Five Thousand Dollars ($1,125,000), payable interest only on the tenth (10) day of each month on the unpaid principal balance at the rate of seven percent (7%) per annum, with principal payable (i) in quarterly installments of $56,250 plus
(ii) annual payments of $112,500, and continuing thereafter for 18 months until March 24, 1999 (the "Maturity Date"), when the unpaid principal balance of this Note then outstanding, and all accrued but unpaid interest, shall be due and payable in full.

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     Should interest not be paid when due, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by the laws of the State of California. Purchaser shall at its option be eligible to receive a one-time six month extension of the Maturity Date of this Note by delivering written notice of such extension election not later than thirty (30) days prior to the Maturity Date, with principal payments continuing and 7% interest to be paid monthly on the unpaid principal.

     Purchaser may assign its obligations under this Note to an affiliate at any time provided such affiliate accepts such assignment and assumes all of the obligations set forth herein. No such assignment shall relieve Purchaser of its obligations hereunder. This Note is non-negotiable and may not be assigned by Holder.

     Holder may waive compliance with any of the provisions of this Note.

     At the option of the holder hereof, this Note shall be immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following events:

     1. DEFAULT. Any default in the payment of principal or interest when due hereunder; and

     2. BANKRUPTCY. The commencement of proceedings in bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within thirty (30) days of their commencement.

     The Purchaser may, at any time and from time to time, without penalty, make prepayments which will be applied to the final payment of principal under this Note, or the principal components of the remaining payments under this Note in the order or inverse order of maturity, all as the Purchaser hereof may determine. Payment of this Note is guarantied by Prospect Medical Holdings.

     In the event AV Hospital, or its affiliates, acquires a portion of Purchaser's ownership interest in any affiliate of Company, Purchaser agrees to use up to 25% of any cash proceeds from such transaction to prepay, on a pro-rata basis, this Note and promissory notes issued to Karunyan Arulanantham, M.D. and Jayaratnam Jayakumar, in the principal amounts of $1,125,000 and $250,000, respectively. Purchaser further agrees to prepay this Note in full in the event of any public offering of the $0.01 par value common stock of Prospect Medical Holdings pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended.

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     Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this Note and all notices of every kind, are hereby waived.

     No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     The payments under this Note are subject to the rights of recoupment, offset, and setoff available to Purchaser based on any misrepresentation, any breach of any warranty, or any other breach of the Stock Purchase Agreement by Holder. In exercising its rights of recoupment, offset, or setoff, Purchaser shall not hold back and keep from the total outstanding principal balance more than the amount of the liability, loss, costs, or expense.

     Purchaser agrees, and the Holder of this Note by acceptance hereof likewise agrees, that, notwithstanding the terms of this Note, the payment of the principal, interest and any other amounts due under this Note is subordinated, to the extent and in the manner set forth in the Subordination and Note Cancellation Agreement, to the prior payment of all indebtedness and obligations of Purchaser owing to Manager and/or Bank, as assignee of Manager, as more particularly set forth in the Subordination and Note Cancellation Agreement, and is otherwise subject to cancellation in accordance with the terms and conditions of the Subordination and Note Cancellation Agreement. In the event that any conflict exists between the terms of this instrument, any document executed in connection with the delivery of this instrument and the terms of the Subordination and Note Cancellation Agreement, the terms of the Subordination and Note Cancellation Agreement shall govern and be controlling.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

                                   PROSPECT MEDICAL GROUP, INC.,
                                   a California professional corporation

                                   By: /s/ Gregg DeNicola
                                      ----------------------------------------
                                        Gregg DeNicola, M.D., President


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